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                                                                   Exhibit 10.27

                                    FORM OF
              LOCK-UP, PROXY AND RELEASE AGREEMENT FOR COMMON STOCK

        This Agreement (the "AGREEMENT") is made and entered into as of January 1, 2004, by and between Smart Online, Inc., a Delaware corporation (the "CORPORATION"), and the undersigned stockholder or option holder of the Corporation ("STOCKHOLDER"). As used herein, the "Corporation" includes Smart Online, Inc. and any successor to substantially all of its business, whether by way of merger, asset sale or otherwise.

1.      REORGANIZATION.

Stockholder hereby agrees that the proposed reorganization that would eliminate the outstanding shares of Series A Preferred Stock will make Stockholder's shares of Common Stock and/or options to purchase shares of Common Stock more valuable by eliminating certain rights of holders of Series A Preferred Stock, including liquidation preferences and redemption rights. Stockholder is entering into this Agreement because the holders of Series A Preferred Stock require the Corporation to enter into this Agreement with holders of Common Stock as part of the reorganization process. Sections 3 and 4 of this Agreement shall become effective immediately the Corporation ceasing to have any shares of Series A Preferred Stock issued or outstanding (the "EFFECTIVE TIME").

2.      APPOINTMENT OF PROXY.

        (a) The undersigned Stockholder hereby irrevocably constitutes and appoints Michael Nouri attorney and proxy with full power of substitution to act and vote all the shares of the Corporation held by the undersigned in connection with any meeting or written consent of the stockholders of the Corporation to approve the matters described below, and at any adjournment or adjournments thereof, provided such stockholders meeting is held, or written consent is circulated, on or before April 30, 2004. The undersigned hereby directs this proxy to be voted solely with respect to the following matters:

        (i) For approval of the Amendment to the Certificate of Incorporation in the form attached on Schedule A to this Agreement (the "Amendment").

        (ii) For approval of the conversion of all shares of Series A Preferred Stock of the Corporation into Common Stock as provided in the Amendment.

        (b) This proxy is given to induce the Corporation to enter into this Agreement, it being agreed by the undersigned Stockholder that entering into this Agreement causes the appointment of the named proxy to be coupled with an interest.

        (c) In the event that, as the result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, Stockholder should be entitled to new or additional or different shares of stock or securities, such new or substitute shares or securities shall be subject to this proxy.

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3.      LOCKUP AGREEMENT.

        (a) Stockholder hereby agrees that, except as permitted under subsection (b) of this Section 3, during the Restricted Period, as defined herein, Stockholder will not:

        (i)     Sell any securities of the Corporation or Holding Company.

        (ii) Transfer, assign or otherwise dispose of any securities of the Corporation or Holding Company.

        (iii) Pledge, hypothecate or otherwise create a lien on any securities of the Corporation or the Holding Company.

        (iv) Loan to any person or entity any securities of the Corporation or Holding Company.

        (v)     Sell short any securities of the Corporation or Holding Company.

        (vi) Acquire a put option or grant a call option with respect to any securities of the Corporation or Holding Company.

        (vii) Enter into any agreement concerning any of the foregoing transactions, or otherwise facilitate any other person conducting any of the foregoing transactions.

        (b) For purposes of this Section 3, Holding Company shall mean any company whose stock is publicly traded (i) with which the Corporation merges or consolidates or (ii) of which the Corporation or its successor becomes a subsidiary. For purposes of this Section 3, the Restricted Period shall mean the period beginning on the Effective Time and ending on September 30, 2006. Commencing October, 1, 2005, Stockholder may sell, during any calendar month until the end of the Restricted Period, up to eight and one half percent (8.5%) of the shares of the Corporation owned by Stockholder or any shares of Holding Company issued in respect of such shares (or options) owned by Stockholder as of September 30, 2005.

        (c) Notwithstanding the foregoing, provided the transferee first signs a Lockup Agreement on substantially the terms set forth in this Section 3 and reasonably acceptable to the Corporation or Holding Company, Stockholder may transfer securities of the Corporation or Holding Company without payment or other consideration: (i) if Stockholder is an individual, to any family member,
(ii) if Stockholder is a corporation, to any direct or indirect parent or subsidiary or any shareholder of Stockholder, (iii) if Stockholder is a partnership, to any partner of Stockholder, (iv) if Stockholder is a limited liability company, to any member of Stockholder, and (v) if Stockholder is a trust, to any beneficiary of such trust.

        (d) Stockholder further agrees that before and after termination of the Restricted Period, Stockholder will comply with all securities laws, rules and regulations when purchasing or reselling securities of the Corporation or Holding Company, including, without limitation, those prohibiting sales and purchases of securities while in possession of material nonpublic information.

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        (e)     The securities of Stockholder shall have a legend in form and substance acceptable to the Corporation and Holding Company referring to the restrictions of this Agreement and the Corporation or Holding Company may instruct the transfer agent of the Corporation Holding Company to stop any transfer of any securities in violation of this Agreement and may take any other action required to avoid violation of this Agreement, including, without limitation, obtaining an injunction.

        (f) This Section 3 covers all securities of the Corporation and Holding Company whether currently owned or acquired after the date of this Agreement.

4.      RELEASES.

        (a) In consideration of the release provided in subsection (b) below, Stockholder, for himself/herself/itself and for each of Stockholder's directors, officers, employees, agents, attorneys, legal successors and assigns, hereby absolutely, unconditionally and irrevocably releases and forever discharges the Corporation and its directors, officers, employees, agents, attorneys, legal successors and assigns, individually and jointly, from any and all causes of actions, suits, promises, representations, contracts, obligations, claims, counterclaims, defenses, demands, debts, accounts, reckonings, obligations, costs, rights of set off, demands or liabilities whatsoever, in law or equity, whether the same or whether the facts on which the same may be based are now known or unknown, suspected or unsuspected, which he/she/it, has, may have, has ever had, or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever occurring through the date of this Agreement arising out of Stockholder's purchase or ownership of any securities of the Corporation (collectively, "LIABILITIES").

        (b) In consideration of the release provided in subsection (a) above, the Corporation hereby absolutely, unconditionally and irrevocably releases and forever discharges Stockholder and, as applicable, its directors, officers, employees, agents, attorneys, legal successors and assigns, individually and jointly, from any and all causes of actions, suits, promises, representations, contracts, obligations, claims, counterclaims, defenses, demands, debts, accounts, reckonings, obligations, costs, rights of set off, demands or liabilities whatsoever, in law or equity, whether the same or whether the facts on which the same may be based are now known or unknown, suspected or unsuspected, which he/she/it, has, may have, has ever had, or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever occurring through the date of this Agreement arising out of Stockholder's purchase or ownership of any securities of the Corporation (collectively, "LIABILITIES").

        (c) It is the parties' intention in executing this Agreement and in giving and receiving the consideration called for by this Agreement that this Agreement shall be effective as a full and final accord and satisfaction and release of all Liabilities released under subsections (a) or (b) (the "RELEASED LIABILITIES"). Each party acknowledges that it is aware that it or its attorneys or its accountants may hereafter discover Liabilities or facts in addition to or different from those which it now knows or believes to exist with respect to the Released Liabilities, but that it is its intention hereby to fully, finally, and forever settle and release all disputes and differences with respect to the Released Liabilities. In furtherance of this intention, the releases hereby given shall be and remain in effect as a full and complete

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release notwithstanding the discovery or existence of any such additional or different Liability or fact.

        (d) The above releases shall not be effective for any claims arising from a breach of this Agreement, for any claims relating to fraud or for any claims relating to any untrue statement of a material fact or any failure to disclose a material fact necessary in order to make the statements made with respect to the transactions contemplated by this Agreement, in light of the circumstances under which they were made, not misleading. Nothing contained herein shall be construed to supercede or amend the terms of any confidentiality, noncompetitive or similar agreement between Stockholder and the Corporation.

5. TERMINATION OF EXISTING AGREEMENTS. Stockholder and the Corporation hereby agree to terminate the Stock Rights Agreement dated as of August 10, 1999, as amended to date, and the Amended and Restated Stockholders' Agreement, dated as of August 6, 1999, as amended to date. Termination shall be effective upon the Effective Time.

6. TERMINATION OF THIS AGREEMENT. This Agreement may be terminated by either Stockholder or the Corporation, if the Effective Time does not occur on or before April 30, 2004. Upon termination neither Stockholder nor the Corporation shall have any liability to the other arising out of the Agreement. Termination shall be effective upon receipt of written notice of termination provided by Stockholders to the principal office of the Corporation or by the Corporation to the address of Stockholder set forth below the signature of Stockholder.

7.      This Agreement shall be subject to the laws of the State of Delaware.

8.      This Agreement may be executed in one or more counterparts.

9. The Corporation may assign this Agreement to any successor to substantially all of its business.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written.

                                    SMART ONLINE, INC.

                                    By: ________________________________________
                                        Michael Nouri, Chief Executive Officer

                                    STOCKHOLDER:

                                    ____________________________________________
                                    Print Name__________________________________
                                    Address_____________________________________

        ______________ Number Shares of Common Stock of Stockholder Subject to this Agreement.